Exhibit 3.7

The State of Texas

Secretary of State

CERTIFICATE OF INCORPORATION

OF

AIH RESTAURANT, INC.

CHARTER NUMBER 01306912

THE UNDERSIGNED, AS SECRETARY OF STATE OF THE STATE OF TEXAS, HEREBY CERTIFIES THAT THE ATTACHED ARTICLES OF INCORPORATION FOR THE ABOVE NAMED CORPORATION HAVE BEEN RECEIVED IN THIS OFFICE AND ARE FOUND TO CONFORM TO LAW.

ACCORDINGLY, THE UNDERSIGNED, AS SECRETARY OF STATE, AND BY VIRTUE OF THE AUTHORITY VESTED IN THE SECRETARY BY LAW, HEREBY ISSUES THIS CERTIFICATE OF INCORPORATION.

ISSUANCE OF THIS CERTIFICATE OF INCORPORATION DOES NOT AUTHORIZE THE USE OF A CORPORATE NAME IN THIS STATE IN VIOLATION OF THE RIGHTS OF ANOTHER UNDER THE FEDERAL TRADEMARK ACT OF 1946, THE TEXAS TRADEMARK LAW, THE ASSUMED BUSINESS OR PROFESSIONAL NAME ACT OR THE COMMON LAW.

DATED MAR. 29, 1994

EFFECTIVE MAR. 29, 1994

ASSISTANT SECRETARY OF STATE Secretary of State

ARTICLES OF INCORPORATION	FILED In the Office of the Secretary of State of Texas

OF	MAR 29 1994

AIH RESTAURANT, INC.	Corporations Section

The undersigned natural person of the age of eighteen years or more, acting as incorporator of a corporation under the Texas Business Corporation Act, hereby adopts the following Articles of Incorporation for such corporation:

ARTICLE I

The name of the corporation is AIH Restaurant, Inc.

ARTICLE II

The period of the corporation’s duration is perpetual.

ARTICLE III

The purpose or purposes for which the corporation is organized are to transact any or all lawful business for which corporations may be organized under the Texas Business Corporation Act.

ARTICLE IV

The aggregate number of shares which the corporation shall have authority to issue is 1,000 shares of common stock of the par value of $.01 each.

No shareholder of the corporation shall have the right of cumulative voting at any election of directors or upon any other matter.

No holder of securities of the corporation shall be entitled as a matter of right, preemptive or otherwise, to subscribe for or purchase any securities of the corporation now or hereafter authorized to be issued, or securities held in the treasury of the corporation, whether issued or sold for cash or other consideration or as a share dividend or otherwise. Any such securities may be issued or disposed of by the board of directors to such persons and on such terms as in its discretion it shall deem advisable.

ARTICLE V

If, with respect to any matter for which the affirmative vote or concurrence of the shareholders of the corporation is required, any provision of the Texas Business Corporation Act would, but for this Article V, require the affirmative vote or concurrence of the holders of shares having more than a majority of the votes entitled to vote on such matter, or of any class or series thereof, the affirmative vote or concurrence of the holders of shares having only a majority of the votes entitled to vote on such matter, or of any class or series thereof, shall be required with respect to any such matter.

ARTICLE VI

The corporation will not commence business until it has received for the issuance of its shares consideration of the value of not less than One Thousand Dollars ($1,000), consisting of money, labor done or property actually received.

ARTICLE VII

A. No director of the corporation shall be liable to the corporation or any of its shareholders for monetary damages for an act or omission in the director’s capacity as a director, except that this Article VIII shall not authorize the elimination or limitation of liability of a director of the corporation to the extent the director is found liable for: (i) a breach of such director’s duty of loyalty to the corporation or its shareholders; (ii) an act or omission not in good faith that constitutes a breach of duty of such director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which such director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office; or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute.

B. If the Texas Business Corporation Act, the Texas Miscellaneous Corporation Laws Act or any other applicable Texas statute hereafter is amended to authorize the further elimination or limitation of the liability of directors of the corporation, then the liability of a director of the corporation shall be limited to the fullest extent permitted by the Texas Business Corporation Act, the Texas Miscellaneous Corporation Laws Act and such other applicable Texas statute, as so amended, and such limitation of liability shall be in addition to, and not in lieu of, the limitation on the liability of a director of the corporation provided by the foregoing provisions of this Article VIII.

C. Any repeal of or amendment to this Article VIII shall be prospective only and shall not adversely affect any limitation on the liability of a director of the corporation existing at the time of such repeal or amendment.

ARTICLE VIII

The post office address of the corporation’s initial registered office is 811 Dallas, Houston, Texas 77002, and the name of its initial registered agent at such address is CT Corporation System.

ARTICLE IX

The number of directors constituting the initial board of directors is one, and the name and address of the person who is to serve as director until the first annual meeting of the shareholders or until his successor is elected and qualified is:

Name	Address
Steven R. Gregg	1900 Yorktown
Houston, TX 77056

ARTICLE X

The name and address of the incorporator are:

Name	Address
Robert E. Wilson	1301 McKinney, Suite 5100
Houston, TX 77010-3095

IN WITNESS WHEREOF, I have hereunto set my hand this 28th day of March, 1994.

Robert E. Wilson